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                                                                    EXHIBIT 99.6


                           MOORE CORPORATION LIMITED
                        ELECTION OF MERGER CONSIDERATION

ANY ELECTION MUST BE MADE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY THAT IS THREE TRADING DAYS PRIOR TO THE CLOSING DATE OF THE MERGER. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE "ELECTION DEADLINE."

To Our Clients:


     In connection with the proposed merger (the "Merger") of M-W Acquisition, Inc. ("M-W Acquisition"), a wholly owned subsidiary of Moore Corporation Limited ("Moore"), with and into Wallace Computer Services, Inc. ("Wallace"), pursuant to the Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore, Moore Holdings U.S.A. Inc., M-W Acquisition and Wallace (the "Merger Agreement"), enclosed for your consideration and to be completed by you is the YELLOW Instruction Form. In addition, we have enclosed for your information only a GREEN Form of Election and Letter of Transmittal relating to the Merger. You should also receive from us a copy of the joint proxy statement/prospectus of Moore and Wallace, dated April 14, 2003 (the "Proxy Statement/ Prospectus"), as well as the proxy card relating to the special meeting of Wallace stockholders being held to vote on the Merger.


     As described in the enclosed materials and in the Proxy
Statement/Prospectus, your Wallace common shares will be converted, based on your election, into the right to receive, subject to proration, either:

     - a number of common shares of Moore equal to 1.05 plus the quotient of
       14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the Merger (the "Stock Election"); or

     - cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the Merger (the "Cash Election"; and, together with the Stock Election, the "Merger Consideration").

     You may also indicate no preference as to the form of consideration that you will receive in the Merger (a "NON-ELECTION"). If you elect Non-Election, your Wallace common shares, and all other shares for which Non-Election is elected, will be converted in whatever manner is necessary to ensure that on average each Wallace stockholder receives $14.40 in cash and 1.05 Moore common shares for each common share of Wallace.

     PLEASE NOTE THAT MAKING AN ELECTION WILL NOT CAUSE YOUR WALLACE COMMON SHARES TO BE VOTED ON THE MERGER. IN ORDER TO VOTE YOU MUST COMPLETE AND RETURN THE SEPARATE PROXY CARD OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING ONLINE OR BY TELEPHONE.

     These elections are subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus and the instructions set forth in the GREEN Form of Election and Letter of Transmittal. A copy of the Merger Agreement is attached to the Proxy Statement/ Prospectus as Appendix A. These terms, conditions and limitations include, but are not limited to, the fact that pursuant to the allocation procedures described in the Proxy Statement/Prospectus and set forth in the Merger Agreement, the Merger Consideration is capped so that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each Wallace common share. Therefore, your election may be adjusted on a pro rata basis, and as a result you may receive part Moore common shares and part cash no matter which you elect. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the Merger, equal to $14.40 in cash and 1.05 Moore common shares. All elections are subject to the allocation procedures set forth in Section 4.1
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of the Merger Agreement. The allocation procedures are described under the caption "The Merger Agreement -- Consideration to be Received in the Merger" in the Proxy Statement/Prospectus.

     These materials are being sent to you as the beneficial owner of Wallace common shares held by us for your account but not registered in your name. We are the holder of record of the Wallace common shares held in your account. Accordingly, you must give us instructions using the YELLOW Instruction Form provided below (and not using the GREEN Form of Election and Letter of Transmittal, which is furnished for your information only) as to whether you wish to elect, for each Wallace common share held by us in your account, the Stock Election, Cash Election or Non-Election form of consideration in the Merger. Only we, as record holder of your Wallace common shares, can execute and submit a GREEN Form of Election and Letter of Transmittal on your behalf.

     For an election to be validly made, we must make an election on your behalf with Computershare Trust Company of New York (the "Exchange Agent"), by the Election Deadline (the date of the Election Deadline will be publicly announced by Moore as soon as practicable). Any Wallace common shares held by a holder who fails to make a valid election prior to the Election Deadline will be treated as Non-Election shares. Non-Election shares will be converted in whatever manner is necessary to ensure that on average each Wallace stockholder receives $14.40 in cash and 1.05 Moore common shares for each common share of Wallace. None of Moore, Wallace, the Moore board of directors or the Wallace board of directors makes any recommendation as to whether holders of Wallace common shares should elect the Stock Election, Cash Election or Non-Election form of consideration in the Merger. Each Wallace stockholder must make his or her own decision with respect to that election.

     You do not have to submit any certificates for Wallace common shares. We will submit the certificates on your behalf.

     WITH RESPECT TO WALLACE COMMON SHARES HELD BY US IN YOUR ACCOUNT, YOU CAN ONLY MAKE AN ELECTION USING THE YELLOW INSTRUCTION FORM PROVIDED BELOW. DO NOT COMPLETE THE GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT. ONLY WE CAN EXECUTE AND SUBMIT A GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL ON YOUR BEHALF.

     IF YOU WISH TO HAVE US, ON YOUR BEHALF, COMPLETE THE GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE YELLOW INSTRUCTION FORM ATTACHED TO THIS LETTER.

     THE DEADLINE BY WHICH THE EXCHANGE AGENT MUST RECEIVE ALL ELECTIONS IS 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY THAT IS THREE TRADING DAYS PRIOR TO THE CLOSING DATE OF THE MERGER (THE DATE OF THE ELECTION DEADLINE WILL BE PUBLICLY ANNOUNCED BY MOORE AS SOON AS PRACTICABLE). PLEASE RETURN THE YELLOW INSTRUCTION FORM AS PROMPTLY AS PRACTICABLE SO WE MAY SUBMIT YOUR ELECTION TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE. IF INSTRUCTIONS ARE NOT PROVIDED TO US IN A TIMELY FASHION, YOU WILL BE DEEMED TO HAVE ELECTED THE NON-ELECTION FORM OF CONSIDERATION IN EXCHANGE FOR YOUR WALLACE COMMON SHARES.

     The Information Agent in connection with the transaction is Morrow & Co., Inc. If you have questions you may contact the Information Agent at:

                               MORROW & CO., INC.
                           445 Park Avenue, 5th Floor
                               New York, NY 10022
                       E-mail: wallace_info@morrowco.com
                          Call Collect: (212) 754-8000
                    Stockholders please call: (800) 607-0088
             Banks and Brokerage Firms please call: (800) 654-2468

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                                INSTRUCTION FORM

                           MOORE CORPORATION LIMITED
                        ELECTION OF MERGER CONSIDERATION

To my Bank or Broker:

     The undersigned acknowledge(s) receipt of your letter, the proxy statement/prospectus of Moore Corporation Limited ("Moore") and Wallace Computer Services, Inc. ("Wallace"), dated April 14, 2003 (the "Proxy
Statement/Prospectus"), and the related GREEN Form of Election and Letter of Transmittal in connection with the merger of M-W Acquisition, Inc. ("M-W Acquisition") with and into Wallace.

     This YELLOW Instruction Form instructs you that the undersigned hereby makes the election below for all of the Wallace common shares beneficially owned by the undersigned and which you hold for the account of the undersigned, subject to certain terms, conditions and limitations set forth in the Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore, Moore Holdings U.S.A. Inc., M-W Acquisition and Wallace, and described in the Proxy Statement/Prospectus and the instructions set forth in the GREEN Form of Election and Letter of Transmittal.


  --------------------------------------------------------------------------------------------------------------
  Check one (and only one) of the boxes below:             Number of Shares
                                                           Subject to Election:
  [ ]    STOCK ELECTION
  [ ]    CASH ELECTION                                     -----------------------------------------------------
                                                           (SIGNATURE(S) OF OWNER(S))
  [ ]    NON-ELECTION
                                                           Name: ----------------------------------------------
                                                           (PLEASE PRINT)
                                                           Capacity: -------------------------------------------
                                                           Address: --------------------------------------------
                                                           -----------------------------------------------------
                                                           (INCLUDE ZIP CODE)
                                                           Area Code and
                                                           Telephone Number: --------------------------------
                                                           Account No.: --------------------------------------
                                                           -----------------------------------------------------
                                                           (SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER)
                                                           Dated: ----------------------------------------------
  --------------------------------------------------------------------------------------------------------------

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